Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan and to the 2020 Employee Stock Purchase Plan of Prelude Therapeutics Incorporated of our report dated March 10, 2025, with respect to the financial statements of Prelude Therapeutics Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 10, 2025